             GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER SCHEDULE

RIDER ISSUE DATE:             Month Day, Year

INITIAL BENEFIT BASE:         $100,000.00

ROLLUP RATE:                  5.00%

ROLLUP RATE PERIOD END DATE:  10/th/ Contract Anniversary

LIFETIME WITHDRAWAL AGE:      59 1/2

WITHDRAWAL RATE:              PRINT IF LEVEL IS ELECTED:

                                   LEVEL
                 -------------------------------------------
                 AGE AT 1/ST/ WITHDRAWAL AFTER
                  LIFETIME WITHDRAWAL AGE       WITHDRAWAL RATE
                 ---------------------------    ---------------
                   59 1/2 TO LESS THAN 65            4.00%
                     65 TO LESS THAN 75              5.00%
                     75 TO LESS THAN 80              5.25%
                            80+                      5.75%

                 PRINT IF EXPEDITE IS ELECTED:

                                  EXPEDITE
                 -------------------------------------------
                 AGE AT 1/ST/ WITHDRAWAL AFTER
                  LIFETIME WITHDRAWAL AGE       WITHDRAWAL RATE
                 ---------------------------    ---------------
                   59 1/2 TO LESS THAN 65            5.00%
                     65 TO LESS THAN 75              6.00%
                     75 TO LESS THAN 80              6.00%
                            80+                      6.75%

 LIFETIME GUARANTEE RATE:               PRINT IF LEVEL IS ELECTED:

                                   LEVEL
         ----------------------------------------------------------
         AGE AT 1/ST/ WITHDRAWAL AFTER  SINGLE LIFETIME JOINT LIFETIME
          LIFETIME WITHDRAWAL AGE       GUARANTEE RATE  GUARANTEE RATE
         ---------------------------    --------------- --------------
           59 1/2 TO LESS THAN 65            4.00%           3.00%
             65 TO LESS THAN 75              5.00%           3.60%
             75 TO LESS THAN 80              5.25%           4.25%
                    80+                      5.75%           4.75%

    PRINT IF EXPEDITE IS ELECTED:

                                   EXPEDITE
    -----------------------------------------------------------------------
    AGE AT 1/ST/ WITHDRAWAL   YOUR AGE WHEN   SINGLE LIFETIME JOINT LIFETIME
        AFTER LIFETIME       ACCOUNT VALUE IS    GUARANTEE      GUARANTEE
        WITHDRAWAL AGE       REDUCED TO ZERO       RATE            RATE
     ---------------------   ---------------- --------------- --------------
    59 1/2 TO LESS THAN 65    79 or younger        3.00%           2.00%
                               80 or older         3.25%           2.25%
      65 TO LESS THAN 75      79 or younger        4.00%           3.00%
                               80 or older         4.25%           3.25%
      75 TO LESS THAN 80      79 or younger        4.00%           3.00%
                               80 or older         4.25%           3.25%
             80+              79 or younger         N/A             N/A
                               80 or older         5.00%           4.00%

7-CGLWB-1 (06/17)

RESTRICTIONS ON SUBSEQUENT      We may reject subsequent Purchase
PURCHASE PAYMENTS:              Payments by sending advance written
                                Notice to you if any of the following
                                changes occur regarding the same
                                Rider available for new contract
                                purchases:
                                    .  A change in the Rider Fee Rate;
                                    .  A change in the Rollup Rate;
                                    .  A change in the Withdrawal
                                       Rate and/or Lifetime Guarantee
                                       Rate; and
                                    .  The Rider is no longer offered
                                       by us to new Owners.

                                Restrictions on subsequent Purchase
                                Payments will remain in effect until
                                the Rider is terminated unless the
                                Company provides advance written
                                Notice to you otherwise.

AUTOMATIC STEP-UP DATE:         Every Contract Anniversary

MAXIMUM AUTOMATIC STEP-UP       90
AGE:

RIDER FEE RATE:                 1.20%

MAXIMUM RIDER FEE RATE:         2.00%

CANCELLATION WINDOW PERIODS:    30-day period following the 5/th,/and
                                10/th /Contract Anniversaries
                                following the Issue Date and every
                                Contract Anniversary thereafter

GUARANTEED PRINCIPAL            10/th/ Contract Anniversary following
ADJUSTMENT ELIGIBILITY DATE:    the Issue Date

MINIMUM SPOUSAL AGE:            Spouse's Date of Birth may not be
                                more than 4 years after your Date of
                                Birth.

ALLOCATIONS AND TRANSFERS       You must allocate 100% of your
REQUIREMENTS:                   Purchase Payments and Account Value
                                into either Option A or Option B. For
                                Option B, you must also meet the
                                additional allocation requirements
                                shown below.

                                Any transfer request must meet these
                                allocation requirements.

OPTION A:

GLWB SUBACCOUNTS:               TDB

OPTION B:

   ALLOCATION, TRANSFER AND
   REBALANCING LIMITS:

PLATFORM 1 PERCENTAGE:          Maximum of 70%

PLATFORM 1 SUBACCOUNTS:         TBD

PLATFORM 2 PERCENTAGE:          Minimum of 30%

PLATFORM 2 SUBACCOUNTS:         TBD

REBALANCING REQUIREMENTS:

OPTION A:

If you choose to allocate according to Option A, rebalancing is optional and you may choose any available frequency.

OPTION B:

If you choose to allocate according to Option B, rebalancing is automatic and your Account Value will be rebalanced on a quarterly basis. Quarterly rebalancing will first occur on the date that is three months from the Rider Effective Date. Subsequent rebalancing will be made each quarter thereafter on the same day.]

7-CGLWB-1 (06/17)

For IRAs and other contracts subject to Section 401(a)(9) of the Internal Revenue Code, you may be required to take withdrawals to fulfill minimum distribution requirements. These required minimum distributions may be greater than the Annual Benefit Payment ("ABP"). We will increase your ABP to equal your required minimum distribution amount for that year, if such amounts are greater than your ABP. If these required minimum distributions occur in Contract Years prior to the Rollup Rate Period End Date, this rider may have limited usefulness and may not be appropriate because your required minimum distribution will cause your Benefit Base to not be increased by the Rollup Rate. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

7-CGLWB-1 (06/17)